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                                                                   EXHIBIT 23.1

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3, no. 333-29525) and related Prospectus of Quantum Corporation for the registration of debt securities, common stock and rights and to the incorporation by reference therein of our report dated April 28, 1997 with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California
July 21, 1997